Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of iCAD, Inc. (“the Company”) of our reports dated March 31, 2006, relating to the consolidated financial statements and the effectiveness of iCAD, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman, LLP

Boston, Massachusetts
November 28, 2006